                                                                    EXHIBIT 99.1


[BRUNSWICK LOGO]                                                    NEWS RELEASE


Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750
www.brunswick.com





Release:     IMMEDIATE
Contact:     Kathryn Chieger
             Vice President -- Corporate and Investor Relations
             Phone: (847) 735-4612



                 BRUNSWICK REPORTS EPS OF $0.22 IN FIRST QUARTER


     LAKE FOREST, ILL., APRIL 24, 2003 -- Brunswick Corporation (NYSE: BC) announced today a 47 percent increase in diluted earnings per share in the first quarter of 2003 to $0.22, in line with previously announced expectations. This compares with $0.15 per diluted share for the first quarter of 2002, before the cumulative effect of an accounting change.

     "We are very pleased with our first quarter performance," commented Brunswick Chairman and Chief Executive Officer George W. Buckley. "Sales advanced in our marine engine, pleasure boat and fitness equipment businesses, where we are seeing the results of our efforts to develop and introduce new products and technologies take hold. Recent acquisitions also contributed to the sales gain. The growth in marine and fitness sales more than offset a decline in our bowling and billiards sales for the quarter."

     The company reported a 50 percent improvement in net earnings on an 8 percent sales gain and a 25 percent increase in operating earnings in the first quarter of 2003. "Our good performance was notable given the challenging geopolitical, economic and market environment," Buckley added. "We also continued to maintain excellent liquidity by keeping our eye on the fundamentals, including efficient inventory management, and we are in a solid position to act on emerging opportunities."





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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 2 OF 11


FIRST-QUARTER RESULTS

         For the quarter ended March 31, 2003, the company had net sales of $934.5 million, up 8 percent from $866.7 million a year earlier. Operating earnings rose to $38.0 million, up 25 percent from $30.3 million, and operating margins reached 4.1 percent versus 3.5 percent a year ago.

         For the first quarter of 2003, net earnings totaled $19.8 million, or $0.22 per diluted share. In the year-ago first quarter, the company had net earnings of $13.2 million, or $0.15 per diluted share, before the cumulative effect of the adoption of Financial Accounting Standards Board SFAS No. 142, "Goodwill and Other Intangible Assets." Adoption of this accounting standard resulted in a non-cash, after-tax charge of $25.1 million, or $0.28 per diluted share, in the first quarter of 2002. The first quarter of 2003 also benefited from higher joint venture and interest income compared with the year-ago quarter.


MARINE ENGINE SEGMENT

         The Marine Engine segment, consisting of the Mercury Marine Group and Brunswick New Technologies (BNT), reported net sales of $412.8 million in the first quarter of 2003, an 11 percent increase compared with $370.4 million in the year-ago quarter. The favorable currency effects of a weakened dollar, and the full effect of recent acquisitions, most notably from BNT, largely drove the sales increase for the segment. Excluding these factors, sales were up slightly versus the year-ago quarter.

         Operating earnings in the quarter declined to $19.3 million versus $24.7 million a year ago. Operating margins were 4.7 percent compared with 6.7 percent in the first quarter of 2002.

         "More than half of the margin decline was attributed to higher pension, health care and insurance costs," Buckley explained. "Engine segment operating margins also were adversely affected by a shift in mix from classic two-stroke engines to lower-margin four-stroke engines, poor weather during the quarter that led to lower sales of


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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 3 OF 11


higher-margin parts and accessories, and unabsorbed costs due to production slowdowns to keep inventories at appropriate levels."


         "While our initial expectations were that marine retail would be relatively flat for the year," Buckley said, "the retail markets have gotten off to a slower-than-anticipated start. This was due to the timing of the war in Iraq and the resulting low consumer confidence coming just as the boating season was beginning. Further, competition in the marine engine segment, has also intensified during the quarter with some manufacturers offering deep discounts," Buckley said.

         "With the widest array of engines among all manufacturers, nearly 65 years of uninterrupted service to our dealers and customers, and continuing investments in new products and technologies, Mercury is well poised for the future," Buckley said. "We believe initiatives such as Project `X', our game-changing, high-horsepower four-stroke outboard engine due to arrive in time for next year's boating season, and new integrated marine electronics products will further extend our leadership."


BOAT SEGMENT

         The Brunswick Boat Group comprises the Boat segment and includes the Sea Ray, Bayliner, Maxum, Sealine, Hatteras, Boston Whaler, Meridian, Trophy, Baja and Princecraft boat brands. The Boat segment reported net sales for the first quarter of $378.6 million, up 7 percent compared with $353.9 million in the year-ago quarter. Operating earnings for the quarter rose to $14.1 million, up from $3.3 million recorded during the corresponding period last year. Operating margins in the quarter showed good progress, coming in at 3.7 percent versus 0.9 percent for the year-ago period.

         "The improvement in operating margins is a testament to our Boat Group continuing to do a better job of leveraging top-line growth through operating efficiencies and other improvements," Buckley said. "As for sales, we saw good gains at Sea Ray, which experienced more normal wholesale activity this year compared with the year-ago quarter when pipeline inventories were being adjusted. We are particularly


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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 4 OF 11


encouraged by the warm acceptance of our many new products and innovations across all 10 of our premier boat brands."

         "Sales of small boats such as runabouts, deck boats and cruisers have improved, led by the Bayliner 175 that we introduced last year. This boat has helped re-establish Bayliner as the leader in family boating. An entry-level boat, the Bayliner 175 offers an engine and trailer package with a suggested retail price of $9,995," Buckley said. "The market still remains challenging for larger boats."


FITNESS SEGMENT

         The Fitness segment is comprised of the Life Fitness Division, which manufactures and sells Life Fitness, Hammer Strength and ParaBody fitness equipment, and operates Omni Fitness retail stores. Segment sales in the first quarter of 2003 totaled $119.2 million, up 14 percent from $105.0 million in the year-ago quarter. Operating earnings rose 40 percent to $12.5 million from $8.9 million, and operating margins were 10.5 percent and 8.5 percent in the first quarters of 2003 and 2002, respectively.

         "Life Fitness' sales growth continued to outpace the industry as we enjoyed strong results in all market segments, including commercial, consumer and international, where we continue to gain market share," Buckley noted. "We expect this momentum to continue, fueled by some 50 new products that Life Fitness intends to roll out this year."

         "Many of these products boast a new and exciting contemporary design and colors along with enhanced software programming to improve user comfort and workout effectiveness," Buckley explained. "Several products have already been introduced and embraced by the marketplace, such as our new commercial treadmills, our new commercial strength systems and the new gym systems for home use."





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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 5 OF 11


         "Increasing market share and growth opportunities in Europe also have led to a joint venture agreement with a leading Hungarian manufacturer to begin making certain Life Fitness products in that country as we continue to seek better ways to serve local markets," Buckley said.

         Life Fitness also strives to be the best-cost producer of fitness equipment. Consequently, in an effort to improve operating efficiencies and rationalize its existing capacity, Life Fitness will close its Paso Robles, Calif., plant by year end and consolidate its strength equipment manufacturing into its Ramsey, Minn., facility.

         "This action will better leverage existing manufacturing capacity and the advanced technology of the Ramsey facility and make Life Fitness more competitive in the global fitness marketplace," Buckley explained. "This move underscores Life Fitness' focus on continued manufacturing and operating efficiencies as the global fitness market continues to expand."

BOWLING & BILLIARDS SEGMENT

         The Bowling & Billiards segment is comprised of the Brunswick retail bowling centers, and bowling and billiards products. Segment sales in the first quarter of 2003 totaled $85.1 million, down 6 percent compared with $90.2 million in the year-ago quarter. Operating earnings were $8.4 million in the quarter compared with $8.5 million in the year-ago quarter. Despite the drop in sales, segment operating margins improved to 9.9 percent in the first quarter of 2003, up from 9.4 percent in the first quarter a year ago.

         "Although consumer economic weakness had an adverse effect, particularly on our billiards sales, operating margins for the segment improved due to continuing good work to improve efficiencies throughout those businesses," Buckley said.








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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 6 OF 11


LOOKING AHEAD

         Buckley noted that the uncertain economy, the situation in the Middle East and SARS continue to cloud the outlook for the remainder of the year. "Though we had overall good results in the first quarter, we must nevertheless remain guarded and vigilant as to how our markets will react to the economic and geopolitical picture," Buckley explained. "Indeed, the war with Iraq, and its subsequent effects on consumers and retail activity, came at a difficult time for the marine industry, which is traditionally the most active in the second quarter. It remains to be seen how markets will react as the war winds down. Given that, we believe our earnings per share for the year will be in the range of $1.40 to $1.50, compared with the $1.14 reported for 2002. This would indicate EPS for the second quarter of 2003 of between $0.50 and $0.55, compared with $0.51 a year ago."

         "Absent any foreseeable relief from the economy and other factors, we will continue to concentrate on the things we can control to keep our performance on track, sticking with what we know and an approach to the market that has proved successful in the face of adversity," Buckley added. "We will execute our strategic plan: reduce costs to improve our competitive position, introduce a steady stream of innovative products, enhance our marketing and brand building efforts, improve our distribution channels, focus on our customers' needs, and develop our people to strengthen our entire organization."


FORWARD-LOOKING STATEMENTS

         Certain statements in this press release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to, the impact of the war in Iraq and SARS on the global economy; the effect of a weak economy and stock market on consumer confidence and thus on the demand for marine, fitness, billiards


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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 7 OF 11


and bowling products; the impact of interest rates, fuel prices and weather conditions on demand for marine products; the ability to maintain effective distribution; competitive pricing pressures; the ability to maintain product quality and service standards expected by our customers; the ability to successfully integrate acquisitions; the financial strength of dealers and independent boat builders; the ability to successfully manage pipeline inventories; adverse foreign economic conditions; shifts in currency exchange rates; the effect of weak financial markets on pension expense and funding levels; the ability to complete environmental remediation efforts and resolve claims and litigation at the cost estimated; the success of global sourcing and supply chain management initiatives; the company's ability to develop and produce new products; new and competing technologies; and imports from Asia and increased competition from Asian competitors. Additional factors are included in the company's Annual Report on Form 10-K for 2002.

         Headquartered in Lake Forest, Ill., Brunswick Corporation is a manufacturer and marketer of leading consumer brands including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; Teignbridge propellers; MotoTron electronic controls; Northstar marine electronics; IDS dealer management systems; Sea Ray, Bayliner, Maxum, Hatteras, Meridian and Sealine pleasure boats; Baja high-performance boats; Boston Whaler and Trophy offshore fishing boats; Princecraft fishing, deck and pontoon boats; Life Fitness, Hammer Strength and ParaBody fitness equipment; Brunswick bowling centers, equipment and consumer products; and Brunswick billiards tables.






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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 8 OF 11


BRUNSWICK CORPORATION
COMPARATIVE CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(unaudited)


                                                                                      QUARTER ENDED MARCH 31
                                                                                -------------------------------------
                                                                                 2003           2002         % Change
                                                                                ------         ------        --------
NET SALES                                                                       $934.5         $866.7           8%
Cost of sales                                                                    725.7          675.3
Selling, general and administrative expense                                      170.8          161.1
                                                                                ------         ------
OPERATING EARNINGS                                                                38.0           30.3          25%
Interest expense                                                                 (10.7)         (11.0)         -3%
Other income                                                                       3.6            1.3
                                                                                ------         ------
EARNINGS BEFORE INCOME TAXES                                                      30.9           20.6          50%
Income tax provision                                                              11.1            7.4
                                                                                ------         ------
EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE               19.8           13.2          50%
Cumulative effect of change in accounting principle, net of tax (1)                  -          (25.1)
                                                                                ------         ------
NET EARNINGS (LOSS)                                                             $ 19.8         ($11.9)         NM
                                                                                ======         ======

BASIC EARNINGS PER COMMON SHARE:
Earnings before cumulative effect of change in accounting principle              $0.22          $0.15          47%
Cumulative effect of change in accounting principle (1)                              -          (0.28)
                                                                                ------         ------
Net earnings (loss)                                                             $ 0.22         ($0.13)         NM
                                                                                ======         ======

DILUTED EARNINGS PER COMMON SHARE:
Earnings before cumulative effect of change in accounting principle             $ 0.22          $0.15          47%
Cumulative effect of change in accounting principle (1)                              -          (0.28)
                                                                                ------         ------
Net earnings (loss)                                                             $ 0.22         ($0.13)         NM
                                                                                ======         ======

AVERAGE SHARES USED FOR COMPUTATION OF:
Basic earnings per share                                                          90.6           88.7           2%
Diluted earnings per share                                                        90.6           89.7           1%

EFFECTIVE TAX RATE                                                                36.0%          36.0%

(1) The Company adopted SFAS No. 142, effective Jan. 1, 2002
NM = Not Meaningful


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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 9 OF 11


BRUNSWICK CORPORATION
SELECTED FINANCIAL INFORMATION
(in millions)
(unaudited)


SEGMENT INFORMATION


                                                                     QUARTER ENDED MARCH 31
                                   -----------------------------------------------------------------------------
                                            NET SALES                  OPERATING EARNINGS       OPERATING MARGIN
                                   ----------------------------     ------------------------    ----------------
                                                           %                               %
                                    2003        2002     Change      2003      2002   Change     2003       2002
                                   ------      ------    ------     ------    ------  ------     -----      ----
MARINE ENGINE                      $412.8      $370.4     11%       $ 19.3    $ 24.7   -22%       4.7%      6.7%
BOAT                                378.6       353.9      7%         14.1       3.3    NM        3.7%      0.9%
MARINE ELIMINATIONS                 (61.2)      (52.8)                   -         -
                                   ------      ------               ------    ------
  TOTAL MARINE                      730.2       671.5      9%         33.4      28.0    19%       4.6%      4.2%

FITNESS                             119.2       105.0     14%         12.5       8.9    40%      10.5%      8.5%
BOWLING & BILLIARDS                  85.1        90.2     -6%          8.4       8.5    -1%       9.9%      9.4%
CORPORATE/OTHER                         -           -                (16.3)    (15.1)    8%
                                   ------      ------               ------    ------
  TOTAL                            $934.5      $866.7      8%       $ 38.0    $ 30.3    25%       4.1%      3.5%
                                   ======      ======               ======    ======

NM = Not Meaningful


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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 10 OF 11


BRUNSWICK CORPORATION
COMPARATIVE CONSOLIDATED BALANCE SHEETS
(in millions)


                                                                    MARCH 31,       December 31,      March 31,
                                                                       2003            2002             2002
                                                                   -----------      -----------      -----------
                                                                   (unaudited)                       (unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                         $  280.0          $  351.4         $  143.6
  Accounts and notes receivables, net                                  441.7             401.4            432.1
  Inventories
    Finished goods                                                     293.4             272.5            294.9
    Work-in-process                                                    209.8             201.6            185.2
    Raw materials                                                       64.5              72.8             59.1
                                                                    --------          --------         --------
     Net inventories                                                   567.7             546.9            539.2
                                                                    --------          --------         --------
  Prepaid income taxes                                                 302.6             305.1            318.2
  Prepaid expenses and income tax refunds receivable                    43.4              55.4             39.6
                                                                    --------          --------         --------
     CURRENT ASSETS                                                  1,635.4           1,660.2          1,472.7


NET PROPERTY                                                           777.8             792.7            787.5

OTHER ASSETS
  Goodwill and other intangibles                                       577.9             570.3            568.9
  Investments and other long-term assets                               382.2             383.9            356.6
                                                                    --------          --------         --------
TOTAL ASSETS                                                        $3,373.3          $3,407.1         $3,185.7
                                                                    ========          ========         ========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt                                                   $   30.7          $   28.9         $   40.8
  Accounts payable                                                     281.0             291.2            214.5
  Accrued expenses and accrued income taxes                            634.5             685.5            631.3
                                                                    --------          --------         --------
    CURRENT LIABILITIES                                                946.2           1,005.6            886.6

LONG-TERM DEBT                                                         588.1             589.5            599.1
DEFERRED ITEMS                                                         717.2             710.2            561.0
COMMON SHAREHOLDERS' EQUITY                                          1,121.8           1,101.8          1,139.0
                                                                    --------          --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $3,373.3          $3,407.1         $3,185.7
                                                                    ========          ========         ========



SUPPLEMENTAL INFORMATION
Debt-to-capitalization rate                                             35.6%             35.9%            36.0%




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BRUNSWICK CORPORATION
APRIL 24, 2003
PAGE 11 OF 11


BRUNSWICK CORPORATION
COMPARATIVE CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)


                                                                                 QUARTER ENDED MARCH 31
                                                                                 -----------------------
                                                                                   2003            2002
                                                                                 -------          ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings (loss)                                                            $  19.8          $(11.9)
  Depreciation and amortization                                                     35.6            37.5
  Change in accounting principle, net of tax                                           -            25.1
  Changes in noncash current assets and current liabilities                       (135.3)          (50.0)
  Income taxes and other, net                                                       37.7            32.0
                                                                                 -------          ------
    NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                           (42.2)           32.7
                                                                                 -------          ------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                             (19.9)          (16.3)
  Investments                                                                      (11.9)              -
  Acquisitions of businesses, net of cash acquired                                     -            (8.8)
  Other, net                                                                           -             2.4
                                                                                 -------          ------
    NET CASH USED FOR INVESTING ACTIVITIES                                         (31.8)          (22.7)
                                                                                 -------          ------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net issuances of commercial paper and other
    short-term debt                                                                  2.2               -
  Stock options exercised                                                            0.4            25.1
                                                                                 -------          ------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                                        2.6            25.1
                                                                                 -------          ------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (71.4)           35.1
CASH AND CASH EQUIVALENTS AT JANUARY 1                                             351.4           108.5
                                                                                 -------          ------

CASH AND CASH EQUIVALENTS AT MARCH 31                                            $ 280.0          $143.6
                                                                                 =======          ======



SUPPLEMENTAL INFORMATION
FREE CASH FLOW
  NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                           $ (42.2)         $ 32.7

NET CASH PROVIDED BY (USED FOR):
  Capital expenditures                                                             (19.9)          (16.3)
  Investments                                                                      (11.9)              -
  Other, net                                                                           -             2.4
                                                                                 -------          ------
TOTAL FREE CASH FLOW                                                             $ (74.0)         $ 18.8
                                                                                 =======          ======



Free cash flow is defined as cash flow from operating and investing activities, excluding acquisition and financing activities.



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